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                                                                     Exhibit 4.9

                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT

          This Second Amendment to Credit Agreement (this "Amendment") is made as of the 10th day of November, 2006 by and among:

          THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the "Company");

          the other Borrowers party hereto;

          the Lenders party hereto; and

          BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent (in such capacities, the "Agent").

In consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

                                   WITNESSETH

          WHEREAS, the Company, the Borrowers, the Lenders, and the Agent are parties to a Credit Agreement dated as of November 15, 2005, as amended by a First Amendment to Credit Agreement dated as of March 13, 2006 (the "Credit Agreement"); and

          WHEREAS, the Company has advised the Agent and the Lenders that the Borrowers desire to amend the Credit Agreement as provided herein.

          NOW THEREFORE, it is hereby agreed as follows:

1. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendment of the Credit Agreement. The Credit Agreement is hereby amended as follows:

a. The Definition of "Permitted Investments" in Section 1.01 of the Credit Agreement is hereby amended by (i) the deletion of the word "and" at the end of clause (a) therein, (ii) the addition of word "and" at the end of clause (b) therein and (iii) the addition of a new clause (c) at the end thereof reading as follows:

     "(c) Investments in Equity Interests of Metro Inc., a Quebec corporation, held by the Company on the date hereof."

b. Section 6.02 of the Credit Agreement is hereby amended by (i) the deletion of the word "and" at the end of clause (h) therein, (ii) the addition of word "and" at the end of clause (i) therein and (iii) the addition of a new clause (j) at the end thereof reading as follows:

     "(j) Liens granted pursuant to the Amended and Restated Pledge and Security Agreement, dated as of November 10, 2006 by and between the Company and Bank of America, N.A., as Issuing Bank (the "Letter of Credit Issuing Bank"), as such Amended and Restated Pledge Agreement may be hereafter amended, modified, supplemented or restated (the

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     "Letter of Credit Pledge and Security Agreement"); provided, however, that the Liens in favor of the Letter of Credit Issuing Bank on Non-Primary Collateral (as defined in the Letter of Credit Pledge and Security Agreement) granted pursuant to the Letter of Credit Pledge and Security Agreement shall be expressly subordinate to the Liens on such assets in favor of the Collateral Agent and the other Secured Parties as evidenced by a subordination agreement in the form of Exhibit P hereto."

c. The Credit Agreement is hereby amended by the addition of an Exhibit P thereto, which Exhibit P shall be in the form of Exhibit A to this Amendment.

3. Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a. This Amendment shall have been duly executed and delivered by the Company, the other Borrowers, the Agent and the Required Lenders.

b. All action on the part of the Company and the other Borrowers necessary for the valid execution, delivery and performance by such Persons of this Amendment shall have been duly and effectively taken. The Agent shall have received from the Company and the other Borrowers true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c. The Borrowers shall reimburse the Agent and the Lenders for all expenses incurred in connection with this Amendment, including, without limitation, reasonable attorneys' fees, costs and expenses.

d.   No Default or Event of Default shall have occurred and be continuing.

e. The Borrowers shall have provided to the Agent such additional instruments, documents, and opinions of counsel as the Agent and its counsel may have reasonably requested.

4.   Miscellaneous.

a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Company and the other Borrowers hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

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c.   This Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and their seals to be hereto affixed as the date first above written.

                            [SIGNATURE PAGES FOLLOW]

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                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent and Collateral Agent


                                        By: /s/ Alexis MacElhiney
                                            ------------------------------------
                                        Name: Alexis MacElhiney
                                        Title: Director

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                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By: /s/ Steven Schuit
                                            ------------------------------------
                                        Name: Steven Schuit
                                        Title: Vice President

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                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By: /s/ Thomas Grabosky
                                            ------------------------------------
                                        Name: Thomas Grabosky
                                        Title: Director

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                                        JPMORGAN CHASE BANK, N.A.


                                        By: /s/ James L. Sloan
                                            ------------------------------------
                                        Name: James L. Sloan
                                        Title: Vice President

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                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By: /s/ Rebecca A. Ford
                                            ------------------------------------
                                        Name: Rebecca A. Ford
                                        Title: Duly Authorized Signatory

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                                        WELLS FARGO RETAIL FINANCE, LLC


                                        By: /s/ Emily Abrahamson
                                            ------------------------------------
                                        Name: Emily Abrahamson
                                        Title: Assistant Vice President

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                                        THE GREAT ATLANTIC & PACIFIC TEA
                                        COMPANY, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President, Treasurer

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                                        COMPASS FOODS, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        BORMAN'S, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        SHOPWELL, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        WALDBAUM, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        SUPER FRESH FOOD MARKETS, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        SUPER MARKET SERVICE CORP.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        SUPER FRESH/SAV-A-CENTER, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        FOOD BASICS, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        HOPELAWN PROPERTY I, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

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                                        LO-LO DISCOUNT STORES, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President